UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2026

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) Venture Global, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders on May 27, 2026. For more information on the following proposals, see the Company’s proxy statement for the 2026 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 8, 2026 (the “2026 Proxy Statement”).

(b) The final voting results of the matters presented at the 2026 Annual Meeting of Shareholders are set forth below.

1. Proposal 1 - Election of Directors.

Shareholders elected all 7 director nominees named in the 2026 Proxy Statement to the Company’s Board of Directors (the “Board”) to serve until the Company’s 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.

Director Nominee	For	Withheld	Broker Non-Votes
Roderick Christie	20,073,263,571	1,383,237	61,389,309
Sari Granat	20,021,641,632	53,005,176	61,389,309
Andrew Orekar	20,073,287,512	1,359,296	61,389,309
Robert Pender	19,995,240,459	79,406,349	61,389,309
Thomas J. Reid	20,045,475,149	29,171,659	61,389,309
Michael Sabel	19,990,029,540	84,617,268	61,389,309
Jimmy Staton	20,073,225,577	1,421,231	61,389,309

2. Proposal 2 – Ratification of Selection of the Company’s Independent Registered Public Accounting Firm for 2026.

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.

For	Against	Abstain	Broker Non-Votes
20,134,990,654	477,635	567,828	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: May 29, 2026

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer